Exhibit 99.1
FOR IMMEDIATE RELEASE
Qualcomm Contact:
Warren Kneeshaw
Vice President, Investor Relations
Phone: 1-858-658-4813
e-mail: ir@qualcomm.com

Qualcomm Announces First Quarter Fiscal 2016 Results
Revenues $5.8 billion
GAAP EPS $0.99, Non-GAAP EPS $0.97

-EPS Above High End of Guidance Range-

SAN DIEGO - January 27, 2016 - Qualcomm Incorporated (NASDAQ: QCOM), a leading developer and innovator of advanced wireless technologies, products and services, today announced results for its fiscal first quarter ended December 27, 2015.

“We delivered a stronger than expected quarter with earnings per share above the high end of our initial estimates, driven by better than expected 3G/4G reported device sales and benefits realized from cost actions across the Company,” said Steve Mollenkopf, CEO of Qualcomm Incorporated. “We signed several new license agreements in China and are on track with our cost reduction initiatives. Design traction for our new Snapdragon 820 processor continues to be strong, and we expect improving trends in our chipset business in the second half of fiscal 2016.”

First Quarter Results (GAAP)*

	Q1 Fiscal 2016	Q1 Fiscal 2015	Year-Over-Year Change	Q4 Fiscal 2015	Sequential Change
Revenues [1]	$5.8B	$7.1B	(19%)	$5.5B	+6%
Operating income [1]	$1.7B	$2.1B	(18%)	$1.1B	+48%
Net income [2]	$1.5B	$2.0B	(24%)	$1.1B	+41%
Diluted earnings per share [2]	$0.99	$1.17	(15%)	$0.67	+48%
Operating cash flow	$2.7B	$2.4B	+16%	$1.7B	+63%

1 Throughout this news release, revenues, operating expenses, operating income, earnings before tax (EBT) and effective tax rates are from continuing operations (i.e., before adjustments for noncontrolling interests), unless otherwise stated.
2 Throughout this news release, net income and diluted earnings per share are attributable to Qualcomm (i.e., after adjustments for noncontrolling interests), unless otherwise stated.

Qualcomm Announces First Quarter Fiscal 2016 Results                     Page 2 of 13

Non-GAAP First Quarter Results

	Q1 Fiscal 2016	Q1 Fiscal 2015	Year-Over-Year Change	Q4 Fiscal 2015	Sequential Change
Revenues	$5.8B	$7.1B	(19%)	$5.5B	+6%
Operating income	$1.7B	$2.5B	(31%)	$1.6B	+8%
Net income	$1.5B	$2.3B	(35%)	$1.4B	+3%
Diluted earnings per share	$0.97	$1.34	(28%)	$0.91	+7%
Non-GAAP results exclude the QSI (Qualcomm Strategic Initiatives) segment and certain share-based compensation, acquisition-related items, tax items and other items. Other items excluded from Non-GAAP results include third-party acquisition and integration services costs and certain other items, which may include major restructuring and restructuring-related costs, goodwill and indefinite- and long-lived asset impairment charges and litigation settlements and/or damages. Detailed reconciliations between GAAP and Non-GAAP results are included within this news release.

* The following should be considered in regards to the year-over-year and sequential comparisons:

•	The first quarter of fiscal 2016 GAAP results included:

◦	$380 million gain, or $0.20 per share, related to the sale of our wireless spectrum in the United Kingdom.

•	The fourth quarter of fiscal 2015 GAAP results included:

◦	$190 million of charges, or $0.09 per share, that resulted from restructuring and restructuring-related charges related to our Strategic Realignment Plan.

First Quarter Key Business Metrics

	Q1 Fiscal 2016	Q1 Fiscal 2015	Year-Over-Year Change (1)	Q4 Fiscal 2015	Sequential Change (1)
MSMTM chip shipments	242M	270M	(10%)	203M	+19%
Total reported device sales (2)	$60.6B	$56.4B	+7%	$58.3B	+4%
Est. reported 3G/4G device shipments (approx.) (2)	307M - 311M	284M - 288M	+8%	276M - 280M	+11%
Est. reported 3G/4G average selling price (approx.) (2)	$193 - $199	$194 - $200	(1%)	$207 - $213	(7%)

(1)
The year-over-year and sequential changes for estimated reported 3G/4G device shipments and average selling prices are calculated at the midpoints. The midpoints of the estimated ranges are used for comparison purposes only and do not indicate a higher degree of confidence in the midpoints.

(2)
The first quarter of fiscal 2015 and 2016 are based on sales by our licensees in the September quarter as reported to us in the December quarter, and the fourth quarter of fiscal 2015 is based on sales by our licensees in the June quarter as reported to us in the September quarter.

Cash and Marketable Securities
Our cash, cash equivalents and marketable securities totaled $30.6 billion at the end of the first quarter of fiscal 2016, compared to $31.6 billion a year ago and $30.9 billion at the end of the fourth quarter of fiscal 2015.

Qualcomm Announces First Quarter Fiscal 2016 Results                     Page 3 of 13

Recently Announced Joint Venture Agreement with TDK
In January 2016, we announced an agreement with TDK Corporation to form a joint venture to enable delivery of radio frequency front-end (RFFE) modules and RF filters into fully integrated products for mobile devices and Internet of Things (IoT) applications, among others. The joint venture will initially be owned 51% by Qualcomm and 49% by TDK. The purchase price upon close of the transaction is $1.2 billion, to be adjusted for working capital, outstanding indebtedness and certain capital expenditures, among other things. Additionally, we have the option to acquire (and TDK has an option to sell) TDK’s interest in the joint venture for $1.15 billion 30 months after the closing date. The transaction is subject to regulatory approvals and other closing conditions and is expected to close by early 2017.

Return of Capital to Stockholders
The following table summarizes stock repurchases and dividends paid during the first quarter of fiscal 2016 (in millions, except per-share amounts):

	Stock Repurchases		Dividends		Total
	Shares	Amount	Per Share	Amount	Amount
Q1 fiscal 2016	36.6	$2,050	$0.48	$717	$2,767

In the first quarter of fiscal 2016, we completed our previously announced commitment to repurchase $10 billion of stock from March 2015 through March 2016. On January 12, 2016, we announced a cash dividend of $0.48 per share payable on March 23, 2016 to stockholders of record as of the close of business on March 2, 2016.

Effective Income Tax Rates
Our fiscal 2016 annual effective income tax rates are estimated to be approximately 17 percent for GAAP and approximately 18 percent for Non-GAAP. The effective income tax rates for the first quarter of fiscal 2016 were 13 percent for GAAP and 17 percent for Non-GAAP. As a result of the retroactive reinstatement of the federal R&D tax credit during the first quarter of fiscal 2016, a tax benefit related to fiscal 2015 of $0.05 per share was excluded from Non-GAAP results.

Business Outlook
The following statements are forward looking, and actual results may differ materially. The “Note Regarding Forward-Looking Statements” in this news release provides a description of certain risks that we face, and our most recent quarterly report on file with the Securities and Exchange Commission (SEC) provides a more complete description of risks.

Qualcomm Announces First Quarter Fiscal 2016 Results                     Page 4 of 13

Our outlook does not include provisions for future asset impairments or for pending legal matters, other than future legal amounts that are probable and estimable. Further, due to their nature, certain income and expense items, such as realized investment and certain derivative gains or losses, cannot be accurately forecast. Accordingly, we only include such items in our financial outlook to the extent they are reasonably certain; however, actual results may differ materially from the outlook. Our outlook includes an estimate of the benefit related to stock repurchases that we plan to complete.

We have not included any estimates related to the proposed joint venture with TDK Corporation in our fiscal 2016 outlook. The joint venture is expected to close by early 2017. We expect the joint venture to be accretive to Non-GAAP earnings per share in the 12 months following the transaction close.

The following table summarizes GAAP and Non-GAAP guidance based on the current outlook. The Non-GAAP outlook presented below is consistent with the presentation of Non-GAAP results included elsewhere herein.

Qualcomm Announces First Quarter Fiscal 2016 Results                     Page 5 of 13

Qualcomm’s Business Outlook Summary

SECOND FISCAL QUARTER
	Q2 FY15 Results (1)		Current Guidance Q2 FY16 Estimates
Revenues	$6.9	B	$4.9B - $5.7B
Year-over-year change			decrease 17% - 29%
Non-GAAP diluted earnings per share (EPS)	$1.40		$0.90 - $1.00
Year-over-year change			decrease 29% - 36%
Diluted EPS attributable to QSI	($0.02)		$0.02
Diluted EPS attributable to share-based compensation	($0.12)		($0.13)
Diluted EPS attributable to other items (2)	($0.63)		($0.10)
GAAP diluted EPS	$0.63		$0.69 - $0.79
Year-over-year change			increase 10% - 25%
Metrics
MSM chip shipments	233	M	175M - 195M
Year-over-year change			decrease 16% - 25%
Total reported device sales* (3)	approx. $75.8B		approx. $65.0B - $73.0B (4)
Year-over-year change			decrease 4% - 14%
*Est. sales in December quarter, reported in March quarter

(1)
Our results for diluted EPS attributable to other items for the second quarter of fiscal 2015 included a $975 million charge, or $0.58 per share, related to the resolution reached with the China National Development and Reform Commission (NDRC) regarding its investigation of us under China’s Anti-Monopoly Law.

(2)	Our guidance for diluted EPS attributable to other items for the second quarter of fiscal 2016 includes a loss per share of $0.08 for acquisition-related items.

(3)
Total reported device sales is the sum of all reported sales in U.S. dollars (as reported to us by our licensees) of all licensed CDMA-based, OFDMA-based and CDMA/OFDMA multimode subscriber devices (including handsets, modules, modem cards and other subscriber devices) by our licensees during a particular period (collectively, 3G/4G devices). The reported quarterly estimated ranges of average selling prices (ASPs) and unit shipments are determined based on the information as reported to us by our licensees during the relevant period and our own estimates of the selling prices and unit shipments for licensees that do not provide such information.  Not all licensees report sales, selling prices and/or unit shipments the same way (e.g., some licensees report sales net of permitted deductions, including transportation, insurance, packing costs and other items, while other licensees report sales and then identify the amount of permitted deductions in their reports), and the way in which licensees report such information may change from time to time. In addition, certain licensees may not report (in the quarter in which they are contractually obligated to report) their sales of certain types of subscriber units, which (as a result of audits, legal actions or for other reasons) may be reported in a subsequent quarter. Accordingly, total reported device sales, estimated unit shipments and estimated ASPs for a particular period may include prior period activity that was not reported by the licensee until such particular period.

(4)
Our guidance range for the second quarter of fiscal 2016 total reported device sales reflects estimated 3G/4G total reported device sales that we currently expect to be reported to us, which includes an estimate of some prior period activity (i.e., devices shipped in prior periods) that may be reported to us.

Sums may not equal totals due to rounding.

Qualcomm Announces First Quarter Fiscal 2016 Results                     Page 6 of 13

Results of Business Segments
The following table reconciles our Non-GAAP results to our GAAP results ($ in millions, except per share data):

SEGMENTS	QCT	QTL	Non-GAAP Reconciling Items (a)	Non-GAAP		QSI		Share-Based Compensation	Other Items (b) (c) (d)	GAAP
Q1 - FISCAL 2016
Revenues	$4,096	$1,607	$63	$5,766		$9		$—	$—	$5,775
Change from prior year	(22%)	(12%)	54%	(19%)		N/M				(19%)
Change from prior quarter	13%	(10%)	50%	6%		N/M				6%
Cost of equipment and services revenues				$2,377		$7		$10	$140	$2,534
Research and development				1,182		2		165	3	1,352
Selling, general and administrative				466		8		72	32	578
Other (income) expenses				—		(380)	(e)	—	6	(374)
Operating income (loss)				$1,741		$372		($247)	($181)	$1,685
Change from prior year				(31%)		N/M		10%	3%	(18%)
Change from prior quarter				8%		N/M		(6%)	23%	48%
Interest expense				($74)		$—		$—	$—	($74)
Investment income, net				$112	(f)	($13)	(g)	$—	$—	$99
EBT	$590	$1,339	($150)	$1,779		$359		($247)	($181)	$1,710
Change from prior year	(49%)	(15%)	N/M	(36%)		N/M		10%	3%	(26%)
Change from prior quarter	111%	(10%)	N/M	4%		N/M		(6%)	23%	37%
EBT as % of revenues	14%	83%	N/M	31%						30%
Net income (loss)				$1,469		$234		($187)	($18)	$1,498
Change from prior year				(35%)		N/M		18%	71%	(24%)
Change from prior quarter				3%		N/M		1%	90%	41%
Diluted EPS				$0.97		$0.15		($0.12)	($0.01)	$0.99
Change from prior year				(28%)		N/M		14%	75%	(15%)
Change from prior quarter				7%		N/M		—%	92%	48%
Diluted shares				1,517		1,517		1,517	1,517	1,517
Q4 - FISCAL 2015
Revenues	$3,625	$1,785	$42	$5,452		$4		$—	$—	$5,456
Operating income (loss)				1,617		(8)		(233)	(236)	1,140
EBT	$280	$1,487	($54)	1,713		8		(233)	(236)	1,252
Net income (loss)				1,427		8		(188)	(186)	1,061
Diluted EPS				$0.91		$0.01		($0.12)	($0.12)	$0.67
Diluted shares				1,573		1,573		1,573	1,573	1,573
Q1 - FISCAL 2015
Revenues	$5,242	$1,816	$41	$7,099		$—		$—	$—	$7,099
Operating income (loss)				2,531		(7)		(273)	(187)	2,064
EBT	$1,146	$1,579	$34	2,759		(1)		(273)	(187)	2,298
Net income (loss)				2,263		—		(229)	(62)	1,972
Diluted EPS				$1.34		$0.00		($0.14)	($0.04)	$1.17
Diluted shares				1,686		1,686		1,686	1,686	1,686

(a)
Non-GAAP reconciling items related to revenues consisted primarily of nonreportable segment revenues less intersegment eliminations. Non-GAAP reconciling items related to earnings before taxes consisted primarily of certain research and development expenses, selling, general and administrative expenses, other expenses or income, interest expense and certain investment income that are not allocated to the segments for management reporting purposes; nonreportable segment results; and the elimination of intersegment profit.

(b)
In the first quarter of fiscal 2016, other items excluded from Non-GAAP EBT included $172 million of acquisition-related charges; $54 million of restructuring and restructuring-related charges and a $48 million gain on the sale of our business that provided augmented reality applications related to our Strategic Realignment Plan; and $3 million of other severance costs.

(c)
In the first quarter of fiscal 2016, the tax benefit in the “Other Items” column included a $79 million tax benefit related to fiscal 2015 as a result of the retroactive reinstatement of the federal R&D tax credit; a $48 million tax benefit to reconcile the tax provision for each column to the total GAAP tax provision for the quarter; a $32 million tax benefit for the tax effect of acquisition-related items; and a $4 million tax benefit for the tax effect of other items in EBT. At fiscal year end, the quarterly tax provision (benefit) for each column equals the annual tax provision (benefit) for each column computed in accordance with GAAP. In interim quarters, the sum of these provisions (benefits) may not equal the total GAAP tax provision, and this difference is included in the tax provision (benefit) in the “Other Items” column. See the “Reconciliation of Non-GAAP Tax Rates to GAAP Tax Rates” herein.

(d)	Details of amounts included in the “Other Items” column for prior periods are included in the news releases for those periods.

(e)	Comprised of a $380 million gain on the sale of our wireless spectrum in the United Kingdom.

(f)
Included $133 million in interest and dividend income and $30 million in net realized gains on investments, partially offset by $49 million in other-than-temporary losses on investments and $2 million in other net investment expense.

(g)	Included $18 million in equity in losses of investees and $14 million in other-than-temporary losses on investments, partially offset by $19 million in net realized gains on investments.

N/M - Not Meaningful
Sums may not equal totals due to rounding.

Qualcomm Announces First Quarter Fiscal 2016 Results                     Page 7 of 13

Reconciliation of Non-GAAP Tax Rates to GAAP Tax Rates
(Unaudited)

Three Months Ended December 27, 2015
($ in millions)	Non-GAAP Results	QSI	Share-Based Compensation	Other Items	GAAP Results
Income (loss) before income taxes	$1,779	$359	$(247)	$(181)	$1,710
Income tax (expense) benefit	(310)	(127)	60	163	(214)
Net income (loss) (1)	$1,469	$232	$(187)	$(18)	$1,496

Tax rate	17%	35%	24%	N/M	13%

(1)	Before adjustments for noncontrolling interests.

Conference Call
Qualcomm’s fiscal first quarter 2016 earnings conference call will be broadcast live on January 27, 2016, beginning at 1:45 p.m. Pacific Time (PT) at http://investor.qualcomm.com/events.cfm. This conference call will include a discussion of “Non-GAAP financial measures” as defined in Regulation G. The most directly comparable GAAP financial measures and information reconciling these Non-GAAP financial measures to the Company’s financial results prepared in accordance with GAAP, as well as other financial and statistical information to be discussed on the conference call, will be posted at www.qualcomm.com/investor immediately prior to the commencement of the call. An audio replay will be available at http://investor.qualcomm.com/events.cfm and via telephone following the live call for 30 days thereafter. To listen to the replay via telephone, U.S. callers may dial (855) 859-2056 and international callers may dial (404) 537-3406. Callers should use reservation number 24099843.

Note Regarding Use of Non-GAAP Financial Measures
The Non-GAAP financial information presented herein should be considered in addition to, not as a substitute for or superior to, financial measures calculated in accordance with GAAP. In addition, “Non-GAAP” is not a term defined by GAAP, and as a result, the Company’s measure of Non-GAAP results might be different than similarly titled measures used by other companies. Reconciliations between GAAP and Non-GAAP results are presented herein.

The Company uses the Non-GAAP financial information: (i) to evaluate, assess and benchmark the Company’s operating results on a consistent and comparable basis; (ii) to measure the performance and efficiency of the Company’s ongoing core operating businesses, including the QCT (Qualcomm CDMA Technologies) and QTL (Qualcomm Technology Licensing) segments; and (iii) to compare the performance and efficiency of these segments against each other and against competitors. Non-GAAP measurements used by the Company include revenues, cost of equipment and services revenues, R&D

Qualcomm Announces First Quarter Fiscal 2016 Results                     Page 8 of 13

expenses, SG&A expenses, other income or expenses, operating income, interest expense, net investment income, income or earnings before income taxes, effective tax rate, net income and diluted earnings per share. The Company is able to assess what it believes is a more meaningful and comparable set of financial performance measures for the Company and its business segments by using Non-GAAP information. In addition, the Compensation Committee of the Board of Directors uses certain Non-GAAP financial measures in establishing portions of the performance-based incentive compensation programs for our executive officers. The Company presents Non-GAAP financial information to provide greater transparency to investors with respect to its use of such information in financial and operational decision-making. This Non-GAAP financial information also is used by institutional investors and analysts in evaluating our business and assessing trends and future expectations.

Non-GAAP information used by management excludes QSI and certain share-based compensation, acquisition-related items, tax items and other items.

•
QSI is excluded because the Company expects to exit its strategic investments in the foreseeable future, and the effects of fluctuations in the value of such investments and realized gains or losses are viewed by management as unrelated to the Company’s operational performance.

•
Share-based compensation expense primarily relates to restricted stock units. Management believes that excluding non-cash share-based compensation from the Non-GAAP financial information allows management and investors to make additional comparisons of the operating activities of the Company’s ongoing core businesses over time and with respect to other companies.

•	Certain other items are excluded because management views such expenses as unrelated to the operating activities of the Company’s ongoing core businesses, as follows:

•
Acquisition-related items include amortization of certain intangible assets, recognition of the step-up of inventories to fair value and the related tax effects of these items starting with acquisitions completed in the third quarter of fiscal 2011, as well as any tax effects from restructuring the ownership of such acquired assets. Additionally, the Company excludes expenses related to the termination of contracts that limit the use of the acquired intellectual property and third-party acquisition and integration services costs.

•
The Company excludes certain other items that management views as unrelated to the Company’s ongoing business, such as major restructuring and restructuring-related costs, goodwill and indefinite- and long-lived asset impairments and litigation settlements and/or damages.

Qualcomm Announces First Quarter Fiscal 2016 Results                     Page 9 of 13

•
Certain tax items that are unrelated to the fiscal year in which they are recorded are excluded in order to provide a clearer understanding of the Company’s ongoing Non-GAAP tax rate and after tax earnings.

About Qualcomm
Qualcomm Incorporated (NASDAQ: QCOM) is a world leader in 3G, 4G and next-generation wireless technologies. Qualcomm Incorporated includes Qualcomm’s licensing business, QTL, and the vast majority of its patent portfolio. Qualcomm Technologies, Inc., a wholly-owned subsidiary of Qualcomm Incorporated, operates, along with its subsidiaries, substantially all of Qualcomm’s engineering, research and development functions, and substantially all of its products and services businesses, including its semiconductor business, QCT. For more than 30 years, Qualcomm ideas and inventions have driven the evolution of digital communications, linking people everywhere more closely to information, entertainment and each other. For more information, visit www.qualcomm.com.

Note Regarding Forward-Looking Statements
In addition to the historical information contained herein, this news release contains forward-looking statements that are inherently subject to risks and uncertainties, including but not limited to statements regarding: progress on our cost reduction initiatives; design traction for our Snapdragon 820 processor; expectations of improving trends in our chipset business in the second half of fiscal 2016; the announced joint venture with TDK, including the expected timing of the completion of the transaction, the parties’ ability to complete the transaction considering the various regulatory approvals and other closing conditions and the expectation that the transaction will be accretive to Non-GAAP earnings per share in the 12 months following the transaction close; our business outlook; and our estimates and guidance related to revenues, GAAP and Non-GAAP diluted earnings per share, MSM chip shipments, total reported device sales, 3G/4G device shipments, 3G/4G average selling prices and effective income tax rates. Forward-looking statements are generally identified by words such as “estimates,” “guidance,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” and similar expressions. Actual results may differ materially from those referred to in the forward-looking statements due to a number of important factors, including but not limited to: risks associated with commercial network deployments, expansions and upgrades of CDMA, OFDMA and other communications technologies, our customers’ and licensees’ sales of products and services based on these technologies and our ability to drive our customers’ demand for our products and services; competition in an environment of rapid technological change; our dependence on a small number of customers and licensees; attacks on our licensing business model, including current and future legal proceedings or actions of governmental or quasi-governmental bodies or standards or industry organizations; the enforcement and protection of our intellectual property rights; the continued and future success of our licensing programs; government regulations and policies, or adverse rulings in enforcement or other proceedings; the commercial success of our new technologies, products and services; our dependence on a limited number of third-party suppliers; claims by third parties that we infringe their intellectual property; acquisitions, strategic transactions and investments; the execution of our Strategic Realignment Plan; our stock price and earnings volatility; our indebtedness; our ability to attract and retain qualified employees; foreign currency fluctuations; global economic conditions that impact the mobile communications industry and failures in our products or services or in the products

Qualcomm Announces First Quarter Fiscal 2016 Results                     Page 10 of 13

or services of our customers or licensees, including those resulting from security vulnerabilities, defects or errors. These and other risks are set forth in the Company’s Quarterly Report on Form 10-Q for the first quarter ended December 27, 2015 filed with the SEC. Our reports filed with the SEC are available on our website at www.qualcomm.com. We undertake no obligation to update, or continue to provide information with respect to, any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

###
Qualcomm, Snapdragon and MSM are trademarks of Qualcomm Incorporated, registered in the United States and other countries. All other trademarks are the property of their respective owners.

Qualcomm Announces First Quarter Fiscal 2016 Results                     Page 11 of 13

Qualcomm Incorporated
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except per share data)
(Unaudited)

	December 27, 2015	September 27, 2015
ASSETS
Current assets:
Cash and cash equivalents	$6,913	$7,560
Marketable securities	9,615	9,761
Accounts receivable, net	1,323	1,964
Inventories	1,216	1,492
Deferred tax assets	607	635
Other current assets	664	687
Total current assets	20,338	22,099
Marketable securities	14,063	13,626
Deferred tax assets	1,616	1,453
Property, plant and equipment, net	2,484	2,534
Goodwill	5,669	5,479
Other intangible assets, net	4,068	3,742
Other assets	1,991	1,863
Total assets	$50,229	$50,796

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$1,359	$1,300
Payroll and other benefits related liabilities	895	861
Unearned revenues	639	583
Short-term debt	1,000	1,000
Other current liabilities	2,610	2,356
Total current liabilities	6,503	6,100
Unearned revenues	2,630	2,496
Long-term debt	9,950	9,969
Other liabilities	913	817
Total liabilities	19,996	19,382

Stockholders’ equity:
Qualcomm stockholders’ equity:
Preferred stock, $0.0001 par value; 8 shares authorized; none outstanding	—	—
Common stock and paid-in capital, $0.0001 par value; 6,000 shares authorized; 1,495 and 1,524 shares issued and outstanding, respectively	—	—
Retained earnings	30,172	31,226
Accumulated other comprehensive income	69	195
Total Qualcomm stockholders’ equity	30,241	31,421
Noncontrolling interests	(8)	(7)
Total stockholders’ equity	30,233	31,414
Total liabilities and stockholders’ equity	$50,229	$50,796

Qualcomm Announces First Quarter Fiscal 2016 Results                     Page 12 of 13

Qualcomm Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended
	December 27, 2015	December 28, 2014
Revenues:
Equipment and services	$4,087	$5,216
Licensing	1,688	1,883
Total revenues	5,775	7,099
Costs and expenses:
Cost of equipment and services revenues	2,534	3,047
Research and development	1,352	1,352
Selling, general and administrative	578	583
Other	(374)	53
Total costs and expenses	4,090	5,035
Operating income	1,685	2,064
Interest expense	(74)	(1)
Investment income, net	99	235
Income before income taxes	1,710	2,298
Income tax expense	(214)	(327)
Net income	1,496	1,971
Net loss attributable to noncontrolling interests	2	1
Net income attributable to Qualcomm	$1,498	$1,972

Basic earnings per share attributable to Qualcomm	$1.00	$1.19
Diluted earnings per share attributable to Qualcomm	$0.99	$1.17
Shares used in per share calculations:
Basic	1,502	1,661
Diluted	1,517	1,686

Dividends per share announced	$0.48	$0.42

Qualcomm Announces First Quarter Fiscal 2016 Results                     Page 13 of 13

Qualcomm Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	December 27, 2015	December 28, 2014
Operating Activities:
Net income	$1,496	$1,971
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	364	287
Indefinite and long-lived asset impairment charges	2	75
Income tax provision less than income tax payments	(103)	(7)
Realized gain on sale of wireless spectrum	(380)	—
Non-cash portion of share-based compensation expense	247	273
Incremental tax benefits from share-based compensation	(2)	(48)
Net realized gains on marketable securities and other investments	(49)	(166)
Impairment losses on marketable securities and other investments	63	65
Other items, net	(13)	(31)
Changes in assets and liabilities:
Accounts receivable, net	646	173
Inventories	291	(303)
Other assets	66	(140)
Trade accounts payable	50	268
Payroll, benefits and other liabilities	98	20
Unearned revenues	(37)	(73)
Net cash provided by operating activities	2,739	2,364
Investing Activities:
Capital expenditures	(128)	(253)
Purchases of available-for-sale securities	(3,737)	(5,966)
Proceeds from sales and maturities of available-for-sale securities	3,113	4,578
Purchases of trading securities	(149)	(302)
Proceeds from sales and maturities of trading securities	121	296
Proceeds from sales of other marketable securities	200	—
Acquisitions and other investments, net of cash acquired	(450)	(111)
Proceeds from sale of wireless spectrum	232	—
Other items, net	82	22
Net cash used by investing activities	(716)	(1,736)
Financing Activities:
Proceeds from short-term debt	1,089	—
Repayment of short-term debt	(1,090)	—
Proceeds from issuance of common stock	99	116
Repurchases and retirements of common stock	(2,050)	(1,664)
Dividends paid	(717)	(697)
Incremental tax benefits from share-based compensation	2	48
Other items, net	2	(6)
Net cash used by financing activities	(2,665)	(2,203)
Effect of exchange rate changes on cash and cash equivalents	(5)	(7)
Net decrease in cash and cash equivalents	(647)	(1,582)
Cash and cash equivalents at beginning of period	7,560	7,907
Cash and cash equivalents at end of period	$6,913	$6,325